                                                                   EXHIBIT 10.16


                         University City Science Center
                                LICENSE AGREEMENT


         This LICENSE AGREEMENT (this "Agreement"), dated as of this 30 day of July, 2001, by and between UNIVERSITY CITY SCIENCE CENTER (the "Licensor") having an office at 3624 Market Street, Philadelphia, PA 19104 and CARESCIENCE, INC., (the "Licensee") whose present address is 6th Floor, 3600 Market Street, Philadelphia, Pennsylvania 19104

                                   WITNESSETH:

         WHEREAS, Licensor is the owner of a building located at 3550 Market Street, Philadelphia, PA 19104 (the "Building"); and

         WHEREAS, Licensor desires to grant to Licensee and Licensee desires to obtain from Licensor a license to enter the portion of the Building located on the second floor consisting of 831 rentable square feet as shown on Exhibit A attached hereto and made a part hereof (the "Premises").

         NOW, THEREFORE, in consideration of the mutual promises contained herein, Licensor and Licensee agree as follows:

         1. Licensed Area. Licensor grants to Licensee and Licensee accepts from Licensor a revocable license (the "License") to use the Premises, subject to the terms and conditions contained herein.

         2. Term. The term of the License granted hereby shall commence on the same date as the Lease between the Licensor and Licensee for premises located at 7th Floor, 3660 Market Street, Philadelphia, PA (the "Commencement Date") and shall expire on midnight of the last day of the five (5) year period following the Commencement Date.

         3. License Fee. The fee for the use of the Premises by Licensee (the "License Fee") shall be payable in advance, in equal monthly installments of $1,073.38 with the payment for the first month (or portion thereof) due upon execution of this Agreement and thereafter on the first day of each month. If the Commencement Date is not the first day of a calendar month, or if this License should terminate at any time other than the last day of a calendar month, the amount of License Fee due from Licensee for the portion of such month shall be proportionately adjusted based on that portion of the month that this License is in effect. If Licensee fails to pay an installment of the License Fee within five days after the date when due, a late fee equal to 5% of the past due installment may be assessed at the option of the Licensor. The parties hereto agree that such License fee includes all charges to Licensee for utilities, operating expenses and similar changes, except for any utilities such as telephone service for which Licensee contracts independently.

         4. Intentionally omitted.

         5 . Permitted Use. The Premises shall only be used for office use, research and development and laboratory use in a manner consistent with the purposes of the University City Science Center as of the date hereof, which are to stimulate scientific research and development primarily in the Middle Atlantic region of the United States; to promote the economic growth and health of that region by promoting the establishment and expansion in the region of business and industry oriented towards science and research; and to encourage the private sector to participate in these endeavors and for no other purpose.

         6. Condition of Premises. Licensor has made no representations to the condition of the Premises or the fitness or availability of the Premises for any particular use, and Licensee shall accept the Premises in the configuration shown on Exhibit A.

         7. Right to Enter. Licensee shall have the right at Licensee's expense to secure the Premises with appropriate locks and security devices consistent with building standard elements. Notwithstanding the foregoing, Licensor, its agents (including, without limitation, Licensor's building manager) or employees shall be given the keys (and/or security information) necessary in order for Licensor to enter the Premises, and Licensor, its agents (including, without limitation, Licensor's building manager) and employees may enter the Premises at reasonable times including normal business hours upon reasonable advance notice, and at any time in the event of an emergency, to: (a) exhibit the Premises to prospective purchasers or Licensees of the Building or the Premises; (b) inspect the Premises to see that Licensee is complying with its obligations hereunder;
(c) make repairs, alterations, improvements and additions required of Licensor under the terms hereof, or that are advisable in Licensor's determination to preserve the integrity, safety and good order of all or any part of the Premises or the Building, including any systems serving the Building which run through the Premises, or which may be necessary to comply with applicable laws, ordinances or other requirements of any governmental entity or agency having jurisdiction; (d) provide any services required under this License; and (e) remove any alterations, additions or improvements made by Licensee in violation of this Agreement.

         8. Insurance and Indeminity. Licensee agrees that, at Licensee's own cost and expense, Licensee will procure and continue in force the following insurance coverage during the term of this Agreement: general liability insurance on an occurrence basis covering any and all claims for injuries to persons occurring in, upon, or about the Premises, including any period during which Licensee is engaged in making any repairs or alterations to the Premises, and including all damage to or from signs, glass, awnings, fixtures, or other appurtenances now or hereafter erected by Licensee or erected on Licensee's behalf, on or about the Premises during the term of this Agreement, with minimum limits of $3,000,000 for personal and bodily injury to, or death of, any one person; $3,000,000 for personal and bodily injury to, or death of, more than one than one person in one occurrence; and $3,000,000.00 for property damage; and such insurance shall also include contractual liability coverage. Such insurance shall be written with a company or companies of recognized responsibility authorized to engage in the business of general liability insurance in the Commonwealth of Pennsylvania. There shall be delivered to Licensor: (i) at least 10 days prior to the day upon which this Agreement shall commence, a certificate of such insurance, and (ii) at least 10 days prior to the expiration of any policy, a renewal or replacement of such insurance, with proof satisfactory to Licensor of the payments of premiums therefore. All such policies shall name Licensor (and any other party designated by Licensor) as an additional insured, and shall contain a provision that such policies may not be canceled or changed without at least 10 days' prior written notice to Licensor. In the event Licensee fails to furnish such policies, Licensor may obtain such insurance, the cost of which shall be deemed additional rent to be paid by Licensee to Licensor upon demand. Licensor covenants that it will maintain insurance on the Premises for the full replacement value thereof, and liability insurance in amounts equal to those required of the Licensee herein.


                  Notwithstanding any other provision of this Agreement, Licensor shall not be liable or responsible for, and Licensee hereby releases Licensor and its partners, officers, directors, agents and employees from, any and all liability or responsibility to Licensee or any Person claiming by, through, or under Licensee, by way of subrogation or otherwise, for any injury, loss or damage to Licensee's property covered by a valid and collectible fire insurance policy with extended coverage endorsement, and Licensee shall require its insurer(s) to include in all of Licensee's insurance policies which could give rise to a right of subrogation against Licensor a clause or endorsement whereby the insurer(s) shall waive any rights of subrogation against Licensor.

                  Notwithstanding any other provision of this Agreement, Licensee shall not be liable or responsible for, and Licensor hereby releases Licensee and its partners, officers, directors, agents and employees from, any and all liability or responsibility to Licensor or any Person claiming by, through, or under Licensor, by way of subrogation or otherwise, for any injury, loss or damage to Licensor's property covered by a valid and collectible fire insurance policy with extended coverage endorsement, and Licensor shall require its insurer(s) to include in all of Licensor's insurance policies which could give rise to a right of subrogation against Licensee a clause or endorsement whereby the insurer(s) shall waive any rights of subrogation against Licensee.

         9 . Compliance with Law. Licensee agrees to comply promptly with all laws and ordinances and other notices, requirements, orders, regulations and recommendations (whatever the nature thereof may be) of any and all the Federal, State, County or Municipal authorities or of the Board of Fire Underwriters or any insurance organizations, associations or companies, with respect to Licensee's use of the Premises and any property appurtenant thereto. Licensor warrants that the Premises are now in compliance with all applicable laws and ordinances.

         10. Indemnification and Release. Licensor shall not be held responsible for, and is hereby expressly relieved from, any and all liability by reason of any injury, loss or damage to any person or property in or about the Premises or the Building whether the same be due to fire, breakage, leakage, water flow, stream, gas, use, misuse, abuse of elevators or defects therein, hatches, openings, defective construction or condition anywhere in the Building, failure of water supply, or light or power, defects in electric wiring, plumbing or other equipment or mechanism, wind, lightning, storm or any other cause whatever whether the loss, injury or damage be to the person or property of Licensee or any other person, unless due to any oversight, neglect or negligence of Licensor, occurring before or after the execution of this Agreement. Licensee further agrees to indemnify, defend and save Licensor harmless from and against all claims by any employee or invitee of Licensee made on account of such injury, loss or damage, including but not limited to reasonable attorneys' fees and other legal expenses. Except for the willful or negligent acts or omissions of Licensee or its agents or employees, invitees or licensees, Licensor hereby agrees to indemnify and hold harmless Licensee from and against any and all claims, losses, actions, damages, liabilities and expenses (including reasonable attorneys' fees) that arise from or are in connection with the common areas of the Building, any spaces occupied by other tenants of the Building, or any default by Licensor hereunder.

         11. Licensee's Risk. Licensee shall, at all times during the Term hereof and for such further time as Licensee shall occupy the Premises or any part thereof, keep all effects and property of every kind, nature and description of Licensee and of all persons claiming by, through or under Licensee which, during the continuance of this Agreement or any occupancy of the Premises by Licensee or anyone claiming under Licensee, may be in the Premises or in the Building, at the sole risk and hazard of Licensee, and if the same shall be lost or damaged by any cause, no part of said loss or damage is to be charged to or to be borne by Licensor, except that Licensor shall in no event be indemnified or held harmless or exonerated from any liability to Licensee or to any other person, for any injury, loss, damage or liability to the extent prohibited by law.

         12. Yield Up: Holdover. No later than the last day of the Term or earlier termination as provided herein, Licensee will remove all Licensee's personal property and, if requested by Licensor, the locks and security devices permitted pursuant to Paragraph 7 hereof, and repair all injury done by or in connection with installation or removal of said property and surrender the Premises (together with all keys, access cards or entrance passes to the Premises and/or Building) in as good a condition as it was at the beginning of the Term, reasonable wear and tear, unrepaired casualty not caused by Licensee and condemnation excepted. All property of Licensee remaining in the Premises without Licensor's consent after expiration or earlier termination of the Term shall be deemed conclusively abandoned and may be removed by Licensor, and Licensee shall reimburse Licensor for the cost of removing the same and for any repair to the Premises or the Building as a result of such removal, subject, however, to Licensor's right to require Licensee to remove any improvements or additions made to the Premises by Licensee pursuant to the terms of this License. If Licensee shall not immediately surrender possession of the Premises at the expiration or termination of this Agreement, or if property of Licensee remains in the Premises after the expiration or termination of this Agreement without Licensor's consent, unless otherwise agreed to in writing by Licensor, during such holdover period the License Fee shall increase to an amount equal to 150% of the License Fee payable hereunder immediately prior to the expiration or termination of this Agreement. Nothing in the provisions of this Paragraph 12 shall constitute Licensor's consent to any holdover by Licensee or shall impair Licensor's right to evict Licensee or exercise Licensor's other rights and remedies under this Agreement or under applicable law on account of any holdover.

         13. Assignment. Licensee shall not assign, pledge or otherwise transfer its rights under this Agreement in whole or in part, whether voluntarily, involuntarily or by operation of law.

         14. Alterations. Licensee shall not make any installations, alterations or additions in, to or on the Premises without on each occasion obtaining the prior written consent of Licensor. If Licensor shall consent to any such alterations, Licensee will use only contractors or workers consented to by Licensor in writing prior to the time such work is commenced. Licensor may condition its consent upon its receipt of acceptable lien waivers and certificates of insurance from such contractors or workmen. Licensee shall promptly satisfy any lien or claim of lien for material or labor claimed against the Premises or Building, or both, by such contractors or workmen if such claim should arise, and hereby indemnifies and holds Licensor harmless from and against any and all losses, costs, damages, expenses or liabilities including, but not limited to, attorney's fees, incurred by Licensor, as a result of or in any way related to such claims or such liens.

         15. Casualtv or Condemnation. In the event of a casualty or condemnation which renders all or a part of the Premises unusable by Licensee; either Licensee or Licensor may elect to terminate this Agreement by giving 10 days' written notice to the other of such termination.

         16. Maintenance: Nuisance. Etc. Licensee shall keep and maintain the Premises in good and safe order and repair. Licensee shall not injure, deface or otherwise harm the Premises or the Building; nor commit any nuisance; nor make, allow or suffer any waste; nor interfere with or disturb the quiet enjoyment of the use of the Building or any portion thereof by any other licensees or Licensees in the Building; nor make any use of the Premises which is improper, offensive or contrary to any law or ordinance or which will invalidate or increase the premiums for any of Licensor's insurance.

         17. Signage Licensee shall have a listing on the building directory and a building standard sign mounted outside its suite entry.

         18. Hazardous Materials.

                  (a) "Hazardous Substance" shall mean any hazardous or toxic substance, material or waste which is or becomes regulated by any local, state or federal governmental authority having jurisdiction. The term "Hazardous Substance" includes, without limitation, any material or substance which is (i) designated as a "hazardous substance" pursuant to Section 311 of the Federal Water Pollution Control Act (33 U.S.C. Section 1317), (ii) defined as a "hazardous waste" pursuant to Section 1004 of the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq. (42 U.S.C. Section 6903), (iii) defined as a "hazardous substance" pursuant to Section 101 of the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 et seq. (42 U.S.C. Section 9601), (iv) petroleum or (v) asbestos or asbestos-containing materials.

                  (b) Licensee shall not cause or suffer or allow any Hazardous Substances to be brought upon, kept, used, discharged, deposited or leaked in or about the Premises or the Property by Licensee or any of Licensee's contractors, employees or invitees or by anyone in the Premises (other than Licensor or its agents, employees or contractors), except to the extent such Hazardous Substances are customarily kept or used by typical office Licensees. If the obligations imposed by the preceding sentence are breached, or if the presence of any Hazardous Substance on the Premises or the Property caused or suffered or permitted by Licensee or any of Licensee's contractors, employees or invitees or by anyone in the Premises (other than Licensor or its agents, employees or contractors) results in contamination of the Premises or the Property, then Licensee shall indemnify, defend and hold Licensor harmless from any and all claims, judgments, damages, penalties, fines, costs, liabilities, expenses and losses (including, without limitation, diminution in value of the Property, damages for the loss or restriction on use of leasable space or of any amenity of the Building, damages arising from any adverse impact on marketing of space and sums paid in settlement of claims, attorneys' fees, consultant fees and expert fees) which arise during or after the Term as a result of such contamination. This indemnification shall include, without limitation, costs incurred in connection with any investigation of site conditions or any clean-up, remedial, removal or restoration work required by any federal, state or local governmental agency or political subdivision because of any Hazardous Substance present in the soil or groundwater on or under the Property.

         19. Default. Licensee's failure to observe or perform any covenant or agreement contained herein on Licensee's part to be observed or performed, after Licensor shall have given Licensee ten (10) days' written notice of such non-observance or non-performance, shall constitute a default hereunder. In the event of a default hereunder, in addition to all other remedies available at law or in equity, Licensor shall be entitled to immediately revoke the license granted herein. In such event Licensor may, without further notice and without prejudice to any other remedy Licensor may have, enter upon the Premises and expel or remove Licensee and Licensee's effects without being liable for any claim for trespass or damages therefor. Licensee shall be liable for the License Fee for a period of 30 days following Licensor's termination under this Paragraph.

         20. No Estate Conveyed. This Agreement does not and shall not be deemed to (a) constitute a lease or a conveyance of personal or real property by Licensor to Licensee or (b) confer upon Licensee any right, title, estate or interest in the Premises. This Agreement grants to Licensee only a personal privilege revocable by Licensor on the terms set forth herein.

         21. Notices. Notices hereunder shall be in writing and shall be delivered by hand or national overnight delivery service or sent by registered or certified mail, postage prepaid, return receipt requested:

                  If intended for Licensor, addressed to:

                  UNIVERSITY CITY SCIENCE CENTER
                  3624 Market Street
                  Philadelphia, PA 19104
                  Attention: Suzanne Lobrun

(or to such other address or addresses as may from time to time hereafter be designed by Licensor by written notice to the Licensee in the manner set forth herein).

                  If intended for Licensee, at the Premises, or addressed to:

                  -----------------------------

                  -----------------------------

                  -----------------------------

(or to such other address or addresses as may from time to time hereafter be designated by Licensee by written notice to the Licensor in the manner set forth herein).

         All such notices shall be effective when delivered in hand (provided the party delivering the same shall prepare and present to the recipient for signature, a suitable receipt evidencing such delivery) by national overnight delivery service, or when deposited in the United States mail within the continental United States.

         22. Exculpation of Licensor. Licensor's liability to Licensee with respect to this License shall be limited solely to Licensor's interest in the Building. Neither Licensor, nor any partner, officer, director, member, employee or shareholder of Licensor, shall have any personal liability whatsoever with respect to this Agreement and the License granted herein.

         23. Entire Agreement; No Waiver. This Agreement contains the entire agreement of the parties hereto and no representations, inducements, promises or agreements, oral or otherwise, between the parties not embodied herein shall be of any force and effect. The failure of either party to insist in any instance on strict performance of any covenant or condition hereof, or to exercise any option herein contained, shall not be construed as a waiver of such covenant, condition or option in any other instance. This Agreement cannot be changed or terminated orally, and can be modified only in writing, executed by each party hereto.

         24. Governing Law. This Agreement has been made under and shall be construed and interpreted under and in accordance with the laws of the Commonwealth of Pennsylvania.

         25. Authority. Licensee represents and warrants to Licensor that the individual executing this Agreement has the requisite authority to legally bind Licensee to this Agreement and all of the terms hereof.

         26. Subordination. This Agreement is and shall be subject and subordinate to all ground leases, deeds of trust and mortgages (collectively, "Mortgages") which may now or hereafter affect the Premises and also to all renewals, modifications, consolidations, replacements, and extensions of such Mortgages. This provision is self-executing and no further instrument shall be required to establish such subordination. If any foreclosure proceedings are brought which affect the Premises, or if the power of sale under a Mortgage is exercised, then Licensee shall attorn to the purchaser upon any such foreclosure or sale and recognize such purchaser as the Licensor under this Agreement.

         27. Intentionally omitted.

         28. Termination Option. Provided Licensee is not in default in its obligations under this Agreement, Licensee shall have the right to terminate this Agreement, such right to continue until the expiration of the Term of this Agreement, by Licensee providing Licensor with ninety (90) days' written notice before the date on which Licensee wishes to terminate this Agreement.

         29. Termination of Existing Lease. As of the Commencement Date, the existing lease between the parties hereto for space on the second floor of the Building dated April 15, 1997 shall terminate and be of no further force and effect, the same as if that date were the date set forth in the lease for termination.

         IN WITNESS WHEREOF, Licensor and Licensee have executed this Agreement, as a sealed instrument, as of the day and year first above written.


LICENSOR:

UNIVERSITY CITY SCIENCE CENTER

By: /s/ JILL FELIX
    -------------------------------------
Printed Name: Jill Felix
              ---------------------------
Title: President & CEO
       ----------------------------------



LICENSEE:

CARESCIENCE, INC.

By: /s/ STEVEN BELL
    -------------------------------------
Printed Name: Steven Bell
              ---------------------------
Title: CFO
       ----------------------------------

                                    EXHIBIT A


                         (3550 MARKET - 2ND FLOOR PLAN)